UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2007

EUOKO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51163
(Commission File Number)

98-0371180
(IRS Employer Identification No.)

Suite 314 – 837 West Hastings Street, Vancouver, British Columbia V6C 3N6
(Address of principal executive offices and Zip Code)

604-684-6412
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01      Entry Into a Material Definitive Agreement

On December 20, 2007, we entered into and completed a share purchase agreement with CMMG Finance Inc. wherein we have agreed to purchase from CMMG 100 shares in the capital of Hewitt-Vevey Pharma Sciences Inc., a private Canada corporation. The 100 shares of Hewitt-Vevey represent all of the issued and outstanding shares of that company. Therefore, Hewitt-Vevey has become our wholly owned subsidiary.

On July 23, 2007 we entered into an amended and restated share exchange agreement to amend a letter agreement with Brandon C. Truaxe, Julio Torres and CMMG Finance Inc. The original letter agreement was signed on April 5, 2007. The amending agreement provides that we will acquire all of the issued and outstanding shares of Euoko Inc. Canada, a private Canadian company engaged in the business of the development, marketing and distribution of luxury skin treatments.

The amended and restated share exchange agreement states that the closing take place on or before October 31, 2007. However, the parties have agreed to extend the closing date in a letter of agreement on November 26, 2007, which is attached here as an exhibit. The parties have stated their intention to close the share exchange on or about January 31, 2008.

The 100 shares of Hewitt-Vevey Pharmaceuticals were acquired from CMMG Finance Inc. We also rent our office space from CMMG Finance Inc. CMMG Finance is owned and controlled by Mr. Pasquale Cusano, who is also one of our beneficial shareholders.

Hewitt-Vevey Pharmaceuticals will operate as our international subsidiary.

The purchase price for the shares was $50,000, which was paid upon closing in exchange for ownership of the shares of Hewitt-Vevey Pharmaceuticals. In addition to the payment of the purchase price, we agreed to pay to the CMMG Finance a royalty fee calculated by multiplying 0.0275 by the gross revenues of Hewitt-Vevey Pharmaceuticals within 60 days of each fiscal year-end of the Corporation up to a maximum cumulative royalty fee of $500,000 USD.

The purchase price was determined by us and CMMG Finance based upon negotiations and what we believed the value of the acquisition was to us.

The money used for the purchase came from our working capital.

We have attached the audited financial statements of Hewitt-Vevey Pharmaceuticals for the period from its inception (May 22, 2007) to October 31, 2007 and pro forma financial statements.

Item 9.01      Financial Statements and Exhibits.

Financial Statements

99.1	Financial Statements of Hewitt-Vevey as of October 31, 2007

99.2	Pro-Forma Financial Statements of Euoko Inc. as of September 30, 2007

Exhibits

10.1	Share Purchase Agreement between Euoko Inc. and CMMG Finance, Inc.

10.2	Letter between the Parties to the Amended and Restated Share Purchase Agreement dated November 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUOKO, INC.

/s/ Dwight Webb
Dwight Webb
President and Director

Date: December 20, 2007